As filed with the Securities and Exchange Commission on May 14, 2025.

Registration No. 333-286110

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Armada Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1815892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1760 Market Street, Suite 602

Philadelphia, Pennsylvania 19103

(215)543-6886

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen P. Herbert

Chief Executive Officer

Armada Acquisition Corp. II

1760 Market Street, Suite 602

Philadelphia, Pennsylvania 19103

(215)543-6886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerry Williams, Esq. Penny J. Minna, Esq. DLA Piper LLP (US) Telephone: (404) 580-3000 Facsimile: (404) 580-3001	Bradley Kruger Ogier (Cayman) LLP Telephone: (345) 949-9876	Mitchell S. Nussbaum, Esq. Alexandria E. Kane, Esq Loeb & Loeb LLP. Telephone: (212) 407-4000 Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Armada Acquisition Corp. II (the “Company”) is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-286110) (the “Registration Statement”) as an exhibits-only filing. Accordingly, the Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

3.1**	Memorandum and Articles of Association

3.2	Form of Amended and Restated Memorandum and Articles of Association

4.1	Specimen Unit Certificate

4.2	Specimen Class A Ordinary Shares Certificate

4.3	Specimen Warrant Certificate

4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

5.1	Opinion of DLA Piper LLP (US)

5.2	Opinion of Ogier (Cayman) LLP

10.1**	Form of Insider Letter Agreement among the Company, the Sponsor and its executive officers and directors

10.2**	Founder Shares Subscription Agreement, dated November 7, 2024, between the Company and Sponsor

10.3**	Form of Private Placement Unit Purchase Agreement between the Company and Sponsor

10.4	Form of Private Placement Unit Purchase Agreement between the Company and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC.

10.5	Form of Private Placement Unit Purchase Agreement between the Company and Northland Securities, Inc.

10.6**	Form of Registration Rights Agreement by and among the Company, the Sponsor, and the advisor

10.7	Form of Indemnification Agreement

10.8	Form of Administrative Services Agreement

10.9	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company

14	Code of Business Conduct

16.1**	Letter of Marcum LLP to the U.S. Securities and Exchange Commission

23.1	Consent of Marcum LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.3	Consent of Ogier (Cayman) LLP (included in Exhibit 5.2)

24	Power of Attorney (included on signature page to initial filing of this Registration Statement)

99.1	Audit Committee Charter

99.2	Compensation Committee Charter

99.3**	Consent of Thomas A. Decker

99.4**	Consent of Mohammad A. Khan

99.5**	Consent of Celso L. White

107**	Filing Fee Table

*	To be filed by amendment
**	As previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania, on the 14th of May, 2025.

ARMADA ACQUISITION CORP. II

By:	/s/ Stephen P. Herbert
Name:	Stephen P. Herbert
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Herbert and Douglas Lurio his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Stephen P. Herbert Stephen P. Herbert	Chief Executive Officer and Director (Principal executive officer)	May 14, 2025

/s/ Douglas M. Lurio Douglas M. Lurio	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	May 14, 2025

AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirement of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of Armada Acquisition Corp. II in the City of Philadelphia, Pennsylvania on May 14, 2025.

By:	/s/ Douglas M. Lurio
Name:	Douglas M. Lurio
Title:	President, Chief Financial Officer, Secretary and Director